As filed with the Securities and Exchange Commission on July 17, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Engility Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3854852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3750 Centerview Drive

Chantilly, Virginia 20151

(703) 708-1400

(Address, including zip code, of registrant’s principal executive offices)

Engility Holdings, Inc. 2012 Long-Term Performance Plan

Engility Holdings, Inc. 2012 Directors Stock Incentive Plan

Engility Holdings, Inc. 2012 Employee Stock Purchase Plan

Engility Master Savings Plan

(Full Title of the Plans)

Thomas O. Miiller, Esq.

Senior Vice President, General Counsel and Corporate Secretary

3750 Centerview Drive

Chantilly, Virginia 20151

(703) 708-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Avrohom J. Kess, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(7)	Proposed maximum aggregate offering price(7)	Amount of registration fee
Common stock, par value $0.01 per share (1) (5)	2,800,000	$17.65	$49,420,000	$5,664
Common stock, par value $0.01 per share (2) (5)	200,000	$17.65	$3,530,000	$404
Common stock, par value $0.01 per share (3) (5)	450,000	$17.65	$7,942,500	$910
Common stock, par value $0.01 per share (4) (6)	1,300,000	$17.65	$22,945,000	$2,630

(1)	Covers shares of common stock, par value $0.01 per share (the “Common Stock”), of Engility Holdings, Inc. (the “Company” or the “Registrant”) issuable under the Engility Holdings, Inc. 2012 Long-Term Performance Plan.
(2)	Covers shares of Common Stock issuable under the Engility Holdings, Inc. 2012 Directors Stock Incentive Plan.
(3)	Covers shares of Common Stock issuable under the Engility Holdings, Inc. 2012 Employee Stock Purchase Plan.
(4)	Covers shares of Common Stock issuable under the Engility Master Savings Plan.
(5)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(6)	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Engility Master Savings Plan.
(7)	Pursuant to Rule 457(c) and 457(h)(i) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of shares of the Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on July 13, 2012. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Engility Holdings, Inc. 2012 Long-Term Performance Plan, the Engility Holdings, Inc. 2012 Directors Stock Incentive Plan, the Engility Holdings, Inc. 2012 Employee Stock Purchase Plan and the Engility Master Savings Plan as covered by this Registration Statement on Form S-8 (the “Registration Statement”) and as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Engility Holdings, Inc. (the “Company”) are hereby incorporated by reference in this Registration Statement:

(a)	the Company’s effective Registration Statement on Form 10, as amended (File No. 001-35487) and filed by the Company on June 27, 2012, including the description of the Company’s Common Stock contained therein, and any amendment or report filed for the purpose of updating such description; and

(b)	the Company’s Current Report on Form 8-K as filed with the Commission on July 9, 2012.

All documents that the Company or the Engility Master Savings Plan subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, among other things:

(i) permissive indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

(ii) permissive indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

(iii) mandatory indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

(iv) that the indemnification and advancement of expenses provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

The Company’s amended and restated bylaws (the “Bylaws”) provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether of a civil, criminal, administrative, investigative or other nature (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. The Bylaws also provide that, notwithstanding the foregoing, but except as described in the following paragraph, the Company will be required to indemnify an Indemnitee in connection with a proceeding, or part thereof, initiated by such Indemnitee only if such proceeding, or part thereof, was authorized by the Company’s Board of Directors.

The Bylaws further provide that the Company will pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition or a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the Bylaws, provided however, that such payment of expenses in advance of the final disposition of the proceeding will be made solely upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified or entitled to advancement of expenses under the relevant sections of the Bylaws or otherwise.

The Bylaws also expressly state that the Company may grant rights to indemnification and to the advancement of expenses to any of the Company’s employees or agents to the fullest extent of the provisions of the Bylaws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Engility Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the Commission on July 9, 2012 (File No. 001-35487)).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc.*

4.3	Amended and Restated By-laws of Engility Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, as filed with the Commission on July 9, 2012 (File No. 001-35487)).

4.4	Engility Holdings, Inc. 2012 Long Term Performance Plan*

4.5	Engility Holdings, Inc. 2012 Directors Stock Incentive Plan*

4.6	Engility Holdings, Inc. 2012 Employee Stock Purchase Plan*

4.7	Engility Master Savings Plan*

5	Opinion of Simpson Thacher & Bartlett LLP*

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5 hereto)*

23.2	Consent of PricewaterhouseCoopers LLP*

24	Power of Attorney (included on the signature page to this Registration Statement).*

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alexandria, State of Virginia, on July 17, 2012.

Engility Holdings, Inc.

By:	/s/ Thomas O. Miiller
Name: Thomas O. Miiller
Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas O. Miiller and Jon Brooks, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 17, 2012.

Name	Title

/s/ Anthony Smeraglinolo Name: Anthony Smeraglinolo	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael J. Alber Name: Michael J. Alber	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Steven M. Post Name: Steven M. Post	Director

/s/ Charles S. Ream Name: Charles S. Ream	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Engility Master Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 17, 2012.

Engility Master Savings Plan

By: Engility Corporation

By:	/s/ Thomas O. Miiller
Name: Thomas O. Miiller
Title: Senior Vice President, General Counsel and Corporate Secretary